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                              Exhibit 17(b)(xvii)

            Prospectus for the Firstar REIT Fund dated March 1, 2001
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                                        Prospectus March 1, 2001

                                        FIRSTAR REIT FUND

                                                               bigger & brighter
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FIRSTAR FUNDS

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these funds or determined if this prospectus is truthful or complete. Anyone who tells you otherwise is committing a criminal offense.


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Table of Contents
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                                                    Page
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Risk/Return Summary                                   1
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Types of Investment Risk                              5
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Investing with Firstar Funds                          9
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   Share Classes Available                            9
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   Sales Charges and Waivers                         10
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   Purchasing Shares                                 14
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   Redeeming Shares                                  17
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   Exchanging Shares                                 19
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   Additional Shareholder Services                   20
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Additional Information                               21
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   Dividends, Capital Gains Distributions and Taxes  21
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   Management of the Fund                            22
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   Net Asset Value and Days of Operation             23
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Appendix                                             25
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   Financial Highlights                              25
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An investment in the Fund is not a deposit of Firstar Bank, N.A. and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Learn about the Fund's Objective, Principal Investment Strategies, Principal Risks, Performance and Expenses.


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Risk/Return Summary

Objective

[GRAPHIC]

The investment objective of the REIT Fund is to provide above average income and long-term growth of capital. This investment objective may be changed by the Board of Directors without approval of Shareholders, although no change is currently anticipated.

Principal Investment Strategies

[GRAPHIC]

The Fund attempts to achieve its investment goals by investing primarily in real estate investment trusts ("REITs") plus other real estate related equity securities (including common stock, preferred stock and securities convertible into common stock). Under normal circumstances, the Fund will invest at least 65% of its total assets in REITs. The Fund will invest primarily in equity REITs that invest in office, residential, retail, industrial and specialty properties. The Fund may also invest in mortgage REITs that invest in real estate mortgages. Real estate related equity securities also include those issued by real estate developers, companies with substantial real estate holdings (for investment or as part of their operations), as well as companies whose products and services are directly related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies.

The Fund's Adviser selects securities and attempts to maintain an acceptable level of risk and volatility largely through the use of quantitative and analytical measurement techniques. The Adviser considers the following factors when using these research techniques:

 .the ratio of the company's income from operations compared to the price of the security ("price-to-income ratio");

 .historical and projected income growth rates;

 .management strategy;

 .real estate portfolio analysis;

 .market capitalization;

 .average daily trading volume; and

 .the amount of the company's debt, and how that debt could affect the company's ability to make additional investments.

The Fund primarily purchases REITs with above average income growth rates (compared to other REITs) coupled with low price to income ratios. The Adviser believes that these companies, when managed successfully, will produce above average income and will eventually become more widely recognized by investors as valuable investment opportunities. These factors should result in long-term growth of capital.

When selling securities, the Adviser considers three factors: (1) Have the objectives of the Fund been met? (2) Has the attractiveness of the securities deteriorated? (3) Has the Adviser's outlook changed? If the Adviser can answer each question positively, then the Adviser will sell the securities.

Temporary Investments

To respond to adverse market, economic, political or other conditions, the Fund may invest up to 100% of its assets in high quality U.S. and foreign short-term money market instruments. The Fund may invest up to 35% of its assets in these securities to maintain liquidity. Some of these short-term money market instruments include:

 .commercial paper;

 .certificates of deposit, demand and time deposits and bankers' acceptances;

 .U.S. government securities;

 .repurchase agreements collateralized by U.S. government securities; and

 .money market funds.

To the extent the Fund engages in this temporary, defensive strategy, the Fund may not achieve its investment objective. To the extent the Fund invests in money market funds, Shareholders will be subject to duplicative management fees.
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Principal Risks

[GRAPHIC]

Some of the following principal investment risks are described in more detail under the heading "Types of Investment Risk." Some additional risks that apply to the Fund are also described under that heading.

The Fund is subject to market risk and industry risk. Market risk is the risk that the value of the securities in which the Fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Industry risk is the risk that a group of related stocks will decline in price due to industry specific developments. Companies in the same or similar industries may share common characteristics and are more likely to react to industry specific market or economic developments. In addition, the Fund will generally be subject to risks associated with direct ownership of real estate, such as decreases in real estate values or fluctuations in rental income caused by a variety of factors, including increases in interest rates, increases in property taxes and other operating costs, casualty or condemnation losses, possible environmental liabilities and changes in supply and demand for properties. Because of the Fund's strategy to concentrate in the real estate industry, it may not perform as well as other mutual funds that do not concentrate in only one industry.

The Fund is also subject to real estate investment trust risks. Some of the risks of equity and mortgage REITs are that they depend on management skills and are not diversified. As a result, REITs are subject to the risk of financing either single projects or any number of projects. REITs depend on heavy cash flow and may be subject to defaults by borrowers and self-liquidation. Additionally, equity REITs may be affected by any changes in the value of the underlying property owned by the trusts. Mortgage REITs may be affected by the quality of any credit extended. The Adviser tries to minimize these risks by selecting REITs diversified by sector (i.e., shopping malls, apartment building complexes, health care facilities) and geographic location.

Many REITs are smaller in size and therefore are subject to liquidity risk. Liquidity risk is the risk that certain securities may be difficult or impossible to sell at the time and price that the Adviser would like to sell. The Adviser may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on Fund management or performance.

The Fund's holdings are subject to small and midcap stock risks. Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. The trading volume of small- and medium-size companies is normally less than that of larger companies and, therefore, may disproportionately affect their market price, tending to make them fall more in response to selling pressure than is the case with larger companies. These factors could negatively affect the price of the stock and reduce the value of the Fund.

An investment in the Fund is not a deposit of Firstar Bank, N.A. and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. An investment in the Fund involves risk, including the risk of losing money.

[GRAPHIC]

Bar Chart And Performance Table

The Fund offers four types of shares, as described under "Investing with Firstar Funds"--Retail A, Retail B, Y and Institutional Shares. These types of shares bear differing levels of expenses, as described under "Investing with Firstar Funds."

The following bar chart and table provide an indication of the risks of investing in the Fund by showing: (a) changes in the performance of the Fund's Institutional Shares from year to year; and (b) how the averageannual returns of the Fund's Retail B Shares and Institutional Shares compare to those of a broad-based securities market index. The Fund began operations on June 24, 1997 as a separate portfolio (the "Predecessor Select Fund") of Firstar Select Funds. On December 11, 2000, the Predecessor Select Fund was reorganized as a new portfolio of Firstar Funds, Inc. The performance set forth below is based on the performance of corresponding classes of the Predecessor Select Fund. Because Retail A and Y Shares have less than one calendar year's performance, no average annual returns are shown for them.

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The performance for the period prior to June 24, 1997 is the performance of a common trust fund managed by the Adviser which operated during the periods prior to commencement of operations of the Predecessor Select Fund using materially equivalent investment objectives, policies, guidelines and restrictions as the Predecessor Select Fund. The common trust fund transferred its assets to the Predecessor Select Fund at the commencement of operations. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies and guidelines and restrictions to those of the Predecessor Select Fund. The common trust fund was not registered under the Investment Company Act of 1940, as amended (the "1940 Act") and was not subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. The common trust fund's performance was adjusted to reflect expenses of 1.34% (the percentage of expenses estimated for the Predecessor Select Fund in its original prospectus). If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected.

The bar chart and performance table assume reinvestment of dividends and distributions. Remember, past performance is not indicative of future results. Performance for the Retail B Shares reflects fee waivers in effect. If these fee waivers were not in place, the Fund's performance would be reduced.


Year-by-year total return as of 12/31 each year (%) (Institutional Shares)

                                    [GRAPH]

                                91          28.83
                                92          18.30
                                93          18.94
                                94           0.02
                                95          10.07
                                96          32.00
                                97          16.75
                                98         -15.96
                                99          -4.39
                              2000          25.80



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Best Quarter:    Q1 "93 17.77%
Worst Quarter:   Q3 "98 -9.63%
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Average Annual Total Return as of 12/31/00 (Retail B Shares and Institutional
Shares)

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                                                                Since Inception
                                          5                       (inception
                             1 Year     Years      10 Years          date)
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
REIT Fund -
 Retail B Shares             20.69%        --          --           -0.27%
                                                                (April 1, 1998)
 Institutional Shares        25.80%      9.27%      12.01%            --
Morgan Stanley REIT Index    26.81%     10.13%      10.59%           0.47%
                                                                (March 31, 1998)
--------------------------------------------------------------------------------

The Morgan Stanley REIT Index is a widely-recognized unmanaged index comprised of the most actively traded REITs. The Index figures do not reflect any fees or expenses. Investors cannot invest directly in the Index.

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[GRAPHIC]

Fees And Expenses Of The Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment)

-----------------------------------------------------------------------------

                                  Retail A   Retail B    Y      Institutional
-----------------------------------------------------------------------------
Maximum Sales Charge (Load)
 Imposed on Purchases
 (as a percentage of offering
 price)                            5.50%       None     None        None
Maximum Deferred Sales Charge
 (Load)
 (as a percentage of offering
 price)                             None      5.00%/1/  None        None
Maximum Sales Charge (Load)
 Imposed on Reinvested Dividends    None       None     None        None
Redemption Fees                     None/2/    None/2/  None/2/     None/2/
Exchange Fees                       None       None     None        None
-----------------------------------------------------------------------------

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

-------------------------------------------------------------------------------

                                      Retail A   Retail B    Y    Institutional
-------------------------------------------------------------------------------
Management Fees (before waivers)/3/    0.75%      0.75%    0.75%      0.75%
Distribution and Service (12b-1)
 Fees                                  0.00%/4/   0.75%    0.00%      0.00%
Other Expenses/5/                      1.03%      1.03%    1.03%      0.78%
                                      -------    -------  -------    -------
Total Annual Fund Operating Expenses
 (before waivers)                      1.78%      2.53%    1.78%      1.53%
Fee Waivers and Expense
 Reimbursements/6/                    (0.20)%    (0.20)%  (0.20)%    (0.20)%
                                      -------    -------  -------    -------
Net Annual Fund Operating
 Expenses/6/                           1.58%      2.33%    1.58%      1.33%
                                      =======    =======  =======    =======
-------------------------------------------------------------------------------

1 A contingent deferred sales charge is imposed on Retail B Shares redeemed within six years of purchase at a rate of 5% in the first year, 4% in the second year, 3% in the third and fourth year, 2% in the fifth year, declining to 1% in the sixth year. Thereafter, Retail B Shares convert to Retail A Shares, which do not bear a contingent deferred sales charge.

2 A fee of $15.00 is charged for each wire redemption (Retail A and Retail B
  Shares only) and a fee of $15.00 is charged for each non-systematic withdrawal from a Retirement Account for which Firstar Bank, N.A. is custodian.

3 As a result of fee waivers, current management fees of the Fund are 0.55% of the Fund's average daily net assets.

4 The total of all 12b-1 fees and shareholder servicing fees may not exceed, in the aggregate, the annual rate of 0.25% of the Fund's average daily net assets for the Retail A Shares. The Fund does not intend to pay 12b-1 fees with respect to the Retail A Shares for the current fiscal year.

5 "Other Expenses" includes: (1) administration fees, transfer agency fees and all other ordinary operating expenses of the Fund not listed above; and (2) for the Retail A, Retail B and Y Shares, the payment of a shareholder servicing fee to shareholder organizations under a Service Plan (described below under the heading "Investing with Firstar Funds - Shareholder Organizations") equal to 0.25% of the average daily net assets of the Fund's Retail A, Retail B and Y Shares, respectively.

6 Certain service providers have contractually agreed to waive fees and reimburse other expenses for Retail A, Retail B, Y and Institutional Shares until October 31, 2001, so that Net Annual Fund Operating Expenses will be no more than 1.58%, 2.33%, 1.58% and 1.33% for each class, respectively, for the current fiscal year. These fee waivers and expense reimbursements may be terminated at any time after October 31, 2001 at the discretion of the service providers.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated, reinvest all of your dividends and distributions, and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

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
------------------------------------------------------------------------------

                                               1 Year 3 Years 5 Years 10 Years
------------------------------------------------------------------------------
Retail A Shares                                 $721  $1,079  $1,461   $2,529
Retail B Shares
 Assuming complete redemption at end of period   756   1,088   1,545    2,514
 Assuming no redemption                          256     788   1,345    2,514
Y Shares                                         181     560     964    2,095
Institutional Shares                             156     483     834    1,824
------------------------------------------------------------------------------

Retail B Shares convert to Retail A Shares six years after purchase; therefore, Retail A Shares expenses are used in the hypothetical example after year six.
--------------------------------------------------------------------------------
Types of Investment Risk

The principal risks of investing in the Fund are described previously in this Prospectus. The following list provides more detail about some of those risks, along with information on additional types of risks which may apply to the Fund. Risks associated with particular types of investments the Fund makes are described in this section and in the Fund's Statement of Additional Information ("Additional Statement") referred to on the back page.


[GRAPHIC]

General Risks Of Investing In The Fund

Complete Investment Program

An investment in the Fund, by itself, does not constitute a complete investment plan.

Credit Risk

An issuer of fixed-income securities may default on its obligation to pay interest and repay principal. Also, changes in the financial strength of an issuer or changes in the credit rating of a security may affect its value. Credit risk includes "counterparty risk" - the risk that the other party to a transaction will not fulfill its contractual obligation. This risk applies, for example, to repurchase agreements into which the Fund may enter.

Derivatives Risk

The Fund may invest in certain derivative investments. The term derivative covers a wide number of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to, or otherwise not react in tandem with, interest rate changes or market moves, and some may be susceptible to changes in yields or values because of their structure or contract terms. Loss may result from the Fund's investments in options, futures, swaps, structured securities and other derivative instruments which may be leveraged. The Fund may use derivatives to increase yield; hedge against a decline in principal value; invest with greater efficiency and lower cost than is possible through direct investment; adjust the Fund's duration; or provide daily liquidity.

Hedging is the use of one investment to offset the effects of another investment. To the extent that a derivative is used as a hedge against an opposite position that the Fund also holds, a loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedging also involves correlation risk - the risk that changes in the value of a hedging instrument may not match those of the asset being hedged.

To the extent that a derivative is not used as a hedge, the Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

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Interest Rate Risk

When interest rates increase, fixed-income securities tend to decline in value and when interest rates decrease, fixed-income securities tend to increase in value. A change in interest rates could cause the value of your investment to change. Fixed-income securities with longer maturities are more susceptible to interest rate fluctuations than those with shorter maturities. Changes in interest rates may also extend or shorten the duration of certain types of instruments, such as asset-backed securities, thereby affecting their value and the return on your investment.

Liquidity Risk

Certain securities may be difficult or impossible to sell at the time and price that the Fund would like. The Fund may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on the Fund's management or performance. This risk applies, for example, to variable and floating rate demand notes, variable amount demand securities and restricted securities which the Fund may purchase. Illiquid securities also include repurchase agreements and time deposits with notice/termination dates of greater than seven days and certain unlisted over-the-counter options and other securities traded in the United States but which are subject to trading restrictions because they are not registered under the Securities Act of 1933. There may be no active secondary market for these securities. The Fund may invest up to 15% of its net assets at the time of purchase in securities that are illiquid. A domestically traded security which is not registered under the Securities Act of 1933 will not be considered illiquid if the Adviser determines an adequate investment trading market exists for that security. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Fund.

Management Risk

A strategy which the Adviser uses may fail to produce the intended results. The particular securities and types of securities that the Fund holds may underperform other securities and types of securities. There can be no assurance that the Fund will achieve its investment objective. The Adviser may not change certain investment practices of the Fund without a Shareholder vote. These policies of the Fund, which may not be changed without a Shareholder vote, are described in the Additional Statement.

Market Risk

The value of the securities in which the Fund invests may go up or down in response to the prospects of individual companies and/or general economic conditions. Price changes may be temporary or last for extended periods. The Fund's performance results may reflect periods of above average performance attributable to its investment in certain securities during the initial public offering, the performance of a limited number of the securities in the Fund, or other non-recurring factors. It is possible that the performance may not be repeated in the future.

Nonprincipal Strategy Risks

This Prospectus describes the Fund's principal investment strategies, and the types of securities in which the Fund principally invests. The Fund may, from time to time, make other types of investments and pursue other investment strategies in support of its overall investment goal. These supplemental investment strategies and the risks involved are described in detail in the Additional Statement, which is referred to on the back cover of this Prospectus.

Portfolio Turnover Risk

The Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for the Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by the Fund and its Shareholders. It may also result in higher short-term capital gains taxable to Shareholders. See "Financial Highlights" for the Predecessor Select Fund's historical portfolio turnover rates.

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Valuation Risk

This is a risk that the Fund has valued certain securities at a higher or lower price than the Fund can sell them.

Additional Risks

[GRAPHIC]

Foreign Risks

When the Fund invests in foreign securities, it will be subject to special risks not typically associated with domestic issuers resulting from less government regulation, less public information and less economic, political and social stability. Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt. If the Fund invests in foreign securities, it will also be subject to the diplomatic risk that an adverse change in the diplomatic relations between the United States and another country might reduce the value or liquidity of investments. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements, and to different accounting, auditing and recordkeeping requirements.

Foreign risks will normally be greatest when the Fund invests in issuers located in emerging markets. Securities issued in emerging market countries, in particular, may be more sensitive to certain economic changes and less liquid. These countries are located in the Asia/Pacific region, Eastern Europe, Central and South America and Africa. In general, the securities markets of these countries are less liquid, are subject to greater price volatility, have smaller market capitalizations and have problems with securities registration and custody. In addition, because the securities settlement procedures are less developed in these countries, the Fund may be required to deliver securities prior to receiving payment and also be unable to complete transactions during market disruptions. As a result of these and other risks, investments in these countries generally present a greater risk of loss to the Fund.

Investment in foreign securities also involves higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments.

The Fund may invest in foreign currency denominated securities. The Fund will also be subject to the risk of negative foreign currency rate fluctuations. A change in the exchange rate between U.S. dollars and foreign currency may reduce the value of an investment made in a security denominated in that foreign currency. The Fund may hedge against foreign currency risk on unsettled trades, but is not required to do so.

European Currency Unification

Many European countries have adopted a single European currency, the Euro. On January 1, 1999, the Euro became legal tender for all countries participating in the Economic and Monetary Union ("EMU"). A new European Central Bank has been created to manage the monetary policy of the new unified region. On the same date, the exchange rates were irrevocably fixed between the EMU member countries. National currencies will continue to circulate until they are replaced by Euro coins and bank notes by the middle of 2002.

This change is likely to significantly impact the European capital markets in which the Fund may invest and may result in the Fund facing additional risks in pursuing its investment objective. These risks, which include, but are not limited to, uncertainty as to proper tax treatment of the currency conversion, volatility of currency exchange rates as a result of the conversion, uncertainty as to capital market reaction, conversion costs that may affect issuer profitability and creditworthiness, and lack of participation by some European countries, may increase the volatility of the Fund's net asset value per share.

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Securities Lending Risk

To obtain interest income, the Fund may lend its securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. There is a risk that, when lending portfolio securities, the securities may not be available to the Fund on a timely basis. Therefore, the Fund may lose the opportunity to sell the securities at a desirable price. Additionally, in the event that a borrower of securities would file for bankruptcy or become insolvent, disposition of the securities may be delayed pending court action.

Small and MidCap Stock Risks

Smaller and medium capitalization stocks involve greater risks than those associated with larger, more established companies. Small- and medium-company stocks may be subject to more abrupt or erratic price movements, for reasons including that the stocks are traded in lower volume and that the issuers are more sensitive to changing conditions and have less certain growth prospects. Also, there are fewer market makers for these stocks and wider spreads between quoted bid and asked prices in the over-the-counter market for these stocks. Small and medium cap stocks tend to be less liquid, particularly during periods of market disruption. There normally is less publicly available information concerning these securities. Small and medium companies in which the Fund may invest may have limited product lines, markets or financial resources, or may be dependent on a small management group. In particular, investments in unseasoned companies present risks considerably greater than investments in more established companies.

Temporary Investment Risk

The Fund may, for temporary defensive purposes, invest a percentage of its total assets, without limitation, in cash or various short-term instruments. This may occur for example, when the Fund is attempting to respond to adverse market, economic, political or other conditions. When the Fund's assets are invested in these instruments, the Fund may not be achieving its investment objective.

Additional Risks Which Apply To Particular Types Of Securities

[GRAPHIC]

Borrowings, Reverse Repurchase Agreements

The Fund may borrow money to the extent allowed (as described in the Additional Statement) to meet Shareholder redemptions from banks or through reverse repurchase agreements. These strategies involve leveraging. If the securities held by the Fund decline in value while these transactions are outstanding, the net asset value of the Fund's outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that the interest income earned by the Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by the Fund will decline below the price the Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Fund.

Options

The Fund may invest in options. An option is a type of derivative instrument that gives the holder the right (but not the obligation) to buy (a "call") or sell (a "put") an asset in the future at an agreed upon price prior to the expiration date of the option. Options can be used to manage exposure to certain markets, enhance income or hedge against a decline in value of portfolio securities. Options may relate to particular securities or various stock or bond indices and may or may not be listed on a national securities exchange and issued by the Options Clearing Corporation. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amount paid as premiums to the writer of the option.

The value of options can be highly volatile, and their use can result in loss if the Adviser is incorrect in its expectation of price fluctuations. The successful use of options for hedging purposes also depends in part on the ability of the Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.

8 ..............................................................................

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The Fund may purchase put and call options in an amount not to exceed 5% of its net assets.

Closing transactions in certain options are usually effected directly with the same broker-dealer that effected the original option transaction. The Fund bears the risk that the broker-dealer will fail to meet its obligations. There is no assurance a liquid secondary trading market exists for closing out an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members who fail to perform in connection with the purchase or sale of options.

In addition, the Fund may write call options on securities and on various stock or bond indices. The Fund may write a call option only if the option is covered. The Fund may cover a call option by owning the security underlying the option or through other means which would allow for immediate satisfaction of its obligation. Such options will be listed on a national securities exchange. In order to close out an option position, the Fund will be required to enter into a "closing purchase transaction" (the purchase of a call option on a security or an index with the same exercise price and expiration date as the call option which it previously wrote on the same security or index).

Risks associated with the use of options on securities include (i) imperfect correlation between the change in market value of the securities that the Fund holds and the prices of options relating to the securities purchased or sold by the Fund; and (ii) the possible lack of a liquid secondary market for an option. The Additional Statement includes additional information relating to option trading practices and related risks.

--------------------------------------------------------------------------------
Investing With Firstar Funds

This section describes for you the procedures for opening an account and how to buy, sell or exchange Fund shares.

The Fund offers four classes of Shares, Retail A, Retail B, Y and
Institutional.

Share Classes Available

Retail A Shares

 .Initial sales charge of 5.50% or less

 .No deferred sales charge

 .Reduced sales charge for larger investments. See "Sales Charges and Waivers" for more information

 .Available to any investor who does not qualify to purchase Y or Institutional Shares

Retail B Shares

 .No initial sales charge

 .Deferred sales charge - Maximum of 5% for redemptions during the first year, 4% in the second year, 3% in the third and fourth year, 2% in the fifth year, 1% in the sixth year and 0% thereafter

 .Converts to Retail A Shares after six years

 .Available to any investor who does not qualify to purchase Y or Institutional Shares

Y Shares

 .No sales charge

 .Available for:

  .All Shareholders who were exchanged into Y Shares in November or December
   2000 in connection with the Firstar-Select Reorganization and who have continuously maintained an account with the Company; and

  .Certain trust, agency or custodial accounts opened through financial institutions such as banks (including Firstar Bank, N.A.), trust companies and thrift institutions (check with Firstar Bank, N.A. or your financial institution to see if you qualify for Y Shares).
 .............................................................................. 9


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Institutional Shares

 .No sales charge

 .Available for:

  .All Shareholders who were exchanged into Institutional Shares in November or December 2000 in connection with the Firstar-Select Reorganization and who have continuously maintained an account with the Company;

  .Certain trust, agency or custodial accounts opened through Firstar Bank, N.A. (check with Firstar Bank, N.A. to see if you qualify for Institutional Shares);

  .Employer-sponsored tax-qualified retirement plans other than those serviced by certain external organizations who have service agreements with Firstar or its affiliates;

  .All clients of Firstar Investment Research & Management Company, LLC
   ("FIRMCO"); and

  .Those purchasing through certain broker-dealers who have agreed to provide certain services with respect to shares of the Fund, including TD Waterhouse. Check with your broker-dealer to see if you qualify for Institutional Shares.

A securities dealer, broker, financial institution or other industry professional ("Shareholder Organization") may charge transaction or other fees for providing administrative or other services in connection with investments in Fund shares.

Sales Charges And Waivers

Initial Sales Charges - for Retail A Shares:

The public offering price for Retail A Shares is the net asset value of the Retail A Shares purchased plus any applicable front-end sales charge. A sales charge will not be assessed on Retail A Shares purchased through reinvestment of dividends or capital gains distributions. The sales charge is as follows:


---------------------------------------------------------------------------

                                                             Shareholder
                                                             Organization
                       Sales Charge as a Sales Charge as a Reallowance as a
Amount of Transaction    Percentage of   Percentage of Net  Percentage of
  at Offering Price     Offering Price      Asset Value     Offering Price
---------------------------------------------------------------------------
Less than $50,000            5.50%             5.82%            5.00%
$50,000 to $99,999           4.50%             4.71%            4.00%
$100,000 to $249,999         3.50%             3.63%            3.00%
$250,000 to $499,999         2.50%             2.56%            2.00%
$500,000 to $999,999         2.00%             2.04%            1.50%
$1,000,000 and above         0.50%             0.50%            0.40%
---------------------------------------------------------------------------

You only pay a sales charge when you buy shares. The distributor may reallow the entire sales charge to certain shareholder organizations and the amount reallowed may change periodically. To the extent that 90% or more of the sales charge is reallowed, shareholder organizations may be deemed to be underwriters under the 1940 Act.

Reducing Your Sales Charges And Waivers - Retail A Shares

To qualify for a reduction of, or exception to, the sales charge you must notify your shareholder organization or the distributor at the time of purchase or exchange. The reduction in sales charge is subject to confirmation of your holdings through a check of records. Firstar Funds may modify or terminate quantity discounts at any time.

10 .............................................................................


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Waivers - Retail A Shares

You may purchase Retail A Shares without a sales charge if:

 .you are an employee, director, retiree or registered representative of Firstar Corporation or its affiliates or of Firstar Funds;

 .you are a spouse, parent, in-law, sibling or child of an individual who falls within the preceding category;

 .you make any purchase for your medical savings account for which Firstar Corporation or an affiliate serves in a custodial capacity;

 .you purchase through certain external organizations that have entered into a service agreement with Firstar Funds or its affiliates;

 .you purchase through certain broker-dealers who have agreed to provide certain services with respect to shares of the Fund. Check with your broker-dealer to see if you qualify for this waiver; or

 .you received shares of the Fund as part of the Firstar-Select Reorganization and, prior to the reorganization, you qualified to purchase shares without a sales load at net asset value and you have continuously owned shares of the Fund since that reorganization.

Reducing Your Sales Charges - Retail A Shares

 .Right of Accumulation - Existing Retail A Shares of the Fund and/or other Firstar Funds' non-money market funds can be combined with new purchases for purposes of calculating reduced sales charges.

 .Letter of Intent - Fund Shares purchased in a 13-month period qualify for the same reduced sales charge as if purchased all at once. You may obtain a reduced sales charge by means of a written Letter of Intent which expresses your non-binding commitment to invest in the aggregate $100,000 or more in Retail A Shares of the Fund or any other Firstar Funds' non-money market fund. Any investments you make during the period receive the discounted sales charge based on the full amount of your investment commitment. The Additional Statement includes details about the Letter of Intent.

For purposes of applying the Rights of Accumulation and Letter of Intent privileges, the sales charge schedule applies to the combined purchases made by any individual and/or spouse purchasing securities for his, her or their own account, or the aggregate investments of a trustee or other fiduciary or IRA for the benefit of the persons previously listed.

Contingent Deferred Sales Charge - Retail B Shares

The public offering price for Retail B Shares is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth below if they are redeemed within six years of purchase.

The amount of any contingent deferred sales charge an investor must pay depends on the number of years that elapse between the purchase date and the date such Retail B Shares are redeemed. Solely for purposes of this determination, all payments during a month will be aggregated and deemed to have been made on the first day of the month.

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
----------------------------------------------------------------------------------

Number of Years                            Contingent Deferred Sales Charge
Elapsed Since Purchase               (as % of dollar amount subject to the charge)
----------------------------------------------------------------------------------
Less than one                                            5.00%

At least one but less than two                           4.00%

At least two but less than three                         3.00%

At least three but less than four                        3.00%

At least four but less than five                         2.00%

At least five but less than six                          1.00%

At least six                                              None
----------------------------------------------------------------------------------

The contingent deferred sales charge on Retail B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is imposed on any increase in the net asset value of an investor's Retail B Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.

When a Shareholder redeems his or her Retail B Shares, the redemption request is processed to minimize the amount of the contingent deferred sales charge that will be charged. Retail B Shares are redeemed first from those shares that are not subject to a contingent deferred sales charge (that is, Retail B Shares that were acquired through reinvestment of dividends or distributions or that qualify for other deferred sales charge exemptions, if any) and after that from the Retail B Shares that have been held the longest.

Shareholder organizations will receive commissions in connection with sales of Retail B Shares. A commission equal to 5% of the amount invested is paid to authorized dealers.

The contingent deferred sales charge a Shareholder may pay upon redemption is remitted to the distributor or other party, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

Waivers - Retail B Shares

Certain types of redemptions may also qualify for a waiver from the contingent deferred sales charge. If you think you may be eligible for a contingent deferred sales charge waiver listed below, be sure to notify your shareholder organization or the distributor at the time Retail B Shares are redeemed. The contingent deferred sales charge with respect to Retail B Shares is not assessed on:

 .exchanges described under "Exchange of Shares";

 .redemptions in connection with shares sold for certain retirement distributions or because of disability or death;

 .redemptions effected pursuant to the Fund's right to liquidate a Shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size set forth under "Redeeming Shares--Additional Transaction Information--Accounts Below the Minimum Balance";

 .redemptions in connection with the combination of the Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction;

 .redemptions resulting from certain tax-free returns from IRAs of contributions pursuant to Section 408(d)(4) or (5) of the Code; or

 .you received shares of the Fund as part of the Firstar-Select Reorganization and, prior to the reorganization, you qualified to redeem your shares without a sales load at net asset value and you have continuously owned shares of the Fund since that reorganization.

12 .............................................................................


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In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to Firstar Funds' Systematic Withdrawal Plan. The Fund reserves the right to limit such redemptions without a contingent deferred sales charge, on an annual basis, to 12% of the value of your Retail B Shares on the redemption date. See the Additional Statement for more information.

Conversion - Retail B Shares

Retail B Shares will automatically convert into Retail A Shares of the Fund six years after the beginning of the calendar month in which the purchase date occurred. If you acquire Retail B Shares of the Fund by exchange from Retail B Shares of another Firstar Fund, your Retail B Shares will convert into Retail A Shares of that Fund based on the date of the initial purchase.

If you acquire Retail B Shares through reinvestment of distributions, your Retail B Shares will convert into Retail A Shares at the earlier of two dates - either six years after the beginning of the calendar month in which the purchase date occurred (based on the date of the initial purchase of the shares on which the distribution was paid) or the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if a Shareholder makes a one-time purchase of Retail B Shares of the Fund and subsequently acquires additional Retail B Shares of the Fund only through reinvestment of dividends and/or distributions, all of such Shareholder's Retail B Shares of the Fund, including those acquired through reinvestment, will convert to Retail A Shares of the Fund on the same date. Upon conversion, the converted shares will be relieved of the distribution and shareholder servicing fees borne by Retail B Shares, although they will be subject to the shareholder servicing fees borne by Retail A Shares.

Reinstatement Privilege

If you sell shares of the Fund, or any other Firstar Fund, you may reinvest some or all of the proceeds in the Retail A Shares of any Firstar Fund within 60 days without a sales charge, as long as you notify the transfer agent or your shareholder organization at the time you reinvest. You may be subject to taxes as a result of a redemption. Consult your tax adviser concerning the results of a redemption or reinvestment.

How to Decide Whether to Buy Retail A or Retail B Shares

The decision as to which type of Shares to purchase depends on the amount you invest, the intended length of the investment and your personal situation.

Retail A Shares - If you are making an investment of an amount that qualifies for a reduced sales charge, you may consider purchasing Retail A Shares.

Retail B Shares - If you plan to hold your investment for a significant period of time and would prefer not to pay an initial sales charge, you might consider purchasing Retail B Shares. By not paying a front-end sales charge, your entire purchase in Retail B Shares is invested from the time you make your initial investment. However, the distribution and service fee paid by Retail B Shares will cause your Retail B Shares (until conversion to Retail A Shares) to have a higher expense ratio and thus lower performance and lower dividend payments (to the extent dividends are paid) than Retail A Shares.

Shareholder Organizations - Retail A Shares, Retail B Shares and Y Shares

The Fund has adopted a distribution and service plan for Retail A Shares. The Fund also has adopted a service plan for Retail A Shares, under which the Fund may pay service fees for shareholder services to Retail A Shareholders. Under either of these plans, shareholder organizations may be entitled to receive fees from the Fund at an annual rate of up to 0.25% of the average daily net asset value of the Retail A Shares covered by their respective agreements for distribution and/or shareholder support services, as the case may be. Fees under both these plans will not exceed, in the aggregate, the annual rate of 0.25% of the Fund's average daily net assets for the Retail A Shares.

 ............................................................................. 13


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Shareholder support may include:

 .assisting investors in processing purchase, exchange and redemption requests;

 .processing dividend and distribution payments from the Fund;

 .providing information periodically to customers showing their positions in Fund shares;

 .providing sub-accounting; and

 .forwarding sales literature and advertising.

The Fund has adopted a distribution and service plan for Retail B Shares. Under the distribution and service plan for Retail B Shares, the distributor is entitled to receive fees at an annual rate of up to 0.75% of the average daily net asset value of Retail B Shares for distribution services with respect to Retail B Shares. Also under the distribution and service plan for Retail B Shares, shareholder organizations may be entitled to receive fees from the Fund at an annual rate of up to 0.25% of the average daily net asset value of the Retail B Shares covered by their agreement for shareholder liaison services. Shareholder liaison services may include responding to customers' inquiries and providing information on their investments, and other personal and account maintenance services within NASD Rules.

The Fund also has adopted service plans for Retail B Shares and Y Shares, respectively, under which the Fund may pay service fees for shareholder services (as listed above) to Retail B or Y Shareholders. Under the service plans for the Retail B and Y Shares, shareholder organizations may be entitled to receive fees from the Fund at an annual rate of up to 0.25% of the average daily net asset value of Retail B Shares or Y Shares covered by their respective agreements.

Distribution fees are regulated by Rule 12b-1 under the 1940 Act and are subject to the NASD Conduct Rules. Because these fees are paid out of the Fund's assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Payments to shareholder organizations, including affiliates of the Adviser, under the plans, and to the distributor under the distribution and service plans for Retail B Shares are not tied directly to their own out-of-pocket expenses and therefore may be used as they elect (for example, to defray their overhead expenses), and may exceed their direct and indirect costs.

Under these plans, a Fund may enter into agreements with shareholder organizations, including affiliates of the Adviser (such as Firstar Investment Services, Inc.). The shareholder organizations are required to provide a schedule of any fees that they may charge to their customers relating to the investment of their assets in shares covered by the agreements. Investors should read this Prospectus in light of such fee schedules and under the terms of their shareholder organizations' agreements with Firstar. In addition, investors should contact their shareholder organizations with respect to the availability of shareholder services and the particular shareholder organization's procedures for purchasing and redeeming shares. It is the responsibility of shareholder organizations to transmit purchase and redemption orders and record those orders in customers' accounts on a timely basis in accordance with their agreements with customers.

Conflict-of-interest restrictions may apply to the receipt of compensation paid by Firstar to a shareholder organization in connection with the investment of fiduciary funds in Fund shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult legal counsel before entering into agreements with Firstar.

Purchasing Shares

Shares of the Fund are offered and sold on a continuous basis by the distributor for the Fund, Quasar Distributors, LLC (the "Distributor"), an affiliate of the Adviser. The Distributor is a registered broker-dealer with offices at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

14 .............................................................................


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Minimum Investments

Retail A and Retail B Shares

The minimum initial investment for Retail A Shares and Retail B Shares in the Fund is $1,000. The minimum subsequent investment is $50. The minimum initial investment will be waived if you participate in the Periodic Investment Plan.

Y and Institutional Shares

There is no minimum initial or subsequent investment for Y or Institutional Shares of the Fund.

Buying Shares

Purchase requests accompanied by a check or wire payment which are received by the transfer agent before 3:00 p.m. Central time on a business day for the Fund will be executed the same day at that day's closing price provided that payment is received by the close of regular trading hours on the New York Stock Exchange (normally 3:00 p.m. Central Time) on that day. Orders received after 3:00 p.m. Central time and orders for which payment is not received by the close of regular trading hours on the New York Stock Exchange will be executed on the next business day after receipt of both order and payment in proper form.

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Through a Shareholder Organization

[GRAPHIC]

Opening an Account
Contact your Shareholder Organization.

By Mail

[GRAPHIC]

Complete an application and mail it along with a check payable to: Firstar Funds, P.O. Box 3011 Milwaukee, WI 53201-3011.
For overnight delivery mail to:
615 E. Michigan St.
Milwaukee, WI 53202.

Automatically (Retail A and Retail B Shares only)

[GRAPHIC]

Call 1-800-677-FUND to obtain a purchase application, which includes information for a Periodic Investment Plan or ConvertiFund(R) Account.

By Wire

[GRAPHIC]

Call 1-800-677-FUND prior to sending the wire in order to obtain a confirmation number and to ensure prompt and accurate handling of funds. Ask your bank to transmit immediately available funds by wire in the amount of your purchase to:
Firstar Bank, N.A.
ABA # 0420-00013
Firstar Mutual Fund Services, LLC
Account # 112-952-137
for further credit to [name of Fund]
[Name /title on the account].
The Fund and its transfer agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve Wire system, or from incomplete wiring instructions.

Internet
www.firstarfunds.com

[GRAPHIC]

Not available.

By Telephone Exchange

[GRAPHIC]

Call 1-800-677-FUND to exchange from another Firstar Fund account with the same registration including name, address and taxpayer ID number.


Adding to an Account
Contact your Shareholder Organization.


Make your check payable to Firstar Funds. Please include your sixteen-digit account number on your check and mail it to the address at the left.


Complete a Periodic Investment Plan Application to automatically purchase more shares.

Open a ConvertiFund(R) account to automatically invest proceeds from one account to another account of the Firstar Funds.


Call 1-800-677-FUND prior to sending the wire in order to obtain a confirmation number and to ensure prompt and accurate handling of funds. Ask your bank to transmit immediately available funds by wire as described at the left. Please include your sixteen-digit account number. The Fund and its transfer agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve Wire system, or from incomplete wiring instructions.


Use Firstar Funds Direct to exchange from another Firstar Fund account with the same registration including name, address and taxpayer ID number.
Purchase additional shares using an electronic funds transfer from your banking institution for payment.
Call 1-800-677-FUND to authorize this service.


Call 1-800-677-FUND to exchange from another Firstar Fund account with the same registration including name, address and taxpayer ID number.

Please Note: All checks must be drawn on a bank located within the United States and must be payable in U.S. dollars to Firstar Funds. A $25 fee will be imposed by the Fund's transfer agent if any check used for investment in an account or any Periodic Investment Plan purchase does not clear, and the investor involved will be responsible for any loss incurred by the Fund. Prior to the transfer agent receiving a completed application, investors may make an initial investment. However, redemptions will not be paid until the transfer agent has received the completed application.

16 .............................................................................

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Additional Information On Buying Shares

 .The Fund will not accept payment in cash, money orders, credit card checks or third party checks for the purchase of shares.

 .Federal regulations require that each investor provide a Social Security number or other certified taxpayer identification number upon opening or reopening an account. The Fund reserves the right to reject applications without such a number or an indication that a number has been applied for. If a number has been applied for, the number must be provided and certified within sixty days of the date of the application. Any accounts opened without a proper number will be subject to backup withholding at a rate of 31% on all liquidations and dividend and capital gain distributions.

 .Payment for shares of the Fund in the amount of $1,000,000 or more may, at the discretion of the Adviser, be made in the form of securities that are permissible investments for the Fund.

The Fund may authorize one or more brokers and other shareholder organizations to accept on their behalf purchase, redemption and exchange orders, and may authorize such shareholder organizations to designate other intermediaries to accept purchase, redemption and exchange orders on the Fund's behalf. In these cases, the Fund will be deemed to have received an order when an authorized shareholder organization or intermediary accepts the order, and customer orders will be priced at the Fund's net asset value next computed after they are accepted by a shareholder organization or intermediary. Shareholder organizations and intermediaries will be responsible for transmitting accepted orders to the Fund within the period agreed upon by them. Shareholders should contact their shareholder organization or intermediaries to learn whether they are authorized to accept orders for the Fund.

It is the responsibility of shareholder organizations to transmit orders and payment for the purchase of shares by their customers to the transfer agent on a timely basis and to provide account statements in accordance with the procedures previously stated.

For Owners of Y and Institutional Shares

All share purchases are effected pursuant to a customer's account at Firstar Bank, N.A. Trust Department ("Firstar Trust") or at another chosen institution or broker-dealer pursuant to procedures established in connection with the requirements of the account. Confirmations of share purchases and redemptions will be sent to Firstar Trust or the other shareholder organizations involved. Firstar Trust and the other shareholder organizations or their nominees will normally be the holders of record of Fund shares, and will reflect their customers' beneficial ownership of shares in the account statements provided by them to their customers. The exercise of voting rights and the delivery to customers of Shareholder communications from the Fund will be governed by the customers' account agreements with Firstar Trust and the other shareholder organizations. Investors wishing to purchase shares of the Fund should contact their account representatives.

In the case of participants in certain employee benefit plans investing in the Fund, purchase and redemption orders will be processed on a particular day based on whether a service organization acting on their behalf received the order by the close of regular trading on that day.

Redeeming Shares

Selling Shares

Redemption requests for the Fund received by the transfer agent by telephone before 3:00 p.m. Central time on a business day for the Fund generally are processed at 3:00 p.m. Central time on the same day. Redemption requests received by the transfer agent before 3:00 p.m. Central time on a business day for the Fund will be executed the same day, at that day's closing price. Orders received after 3:00 p.m. Central time will be executed on the next business day.

 ............................................................................. 17

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Through a Shareholder Organization

[GRAPHIC]

Contact your Shareholder Organization.

By Phone

[GRAPHIC]

Call 1-800-677-FUND with your account name, sixteen digit account number and amount of redemption. Redemption proceeds will only be sent to a Shareholder's address or bank account of a commercial bank located within the United States as shown on the transfer agent's records. (Available only if telephone redemptions have been authorized on the account application and if there has been no change of address by telephone within the preceding 15 days).

By Mail

[GRAPHIC]

Mail your instructions to the Firstar Funds, P.O. Box 3011, Milwaukee, WI 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, WI 53202). Include the number of shares or the amount to be redeemed, your sixteen-digit account number and Social Security number or other taxpayer identification number. Your instructions must be signed by all persons required to sign for transactions exactly as their names appear on the account. If the redemption amount exceeds $50,000, or if the proceeds are to be sent elsewhere than the address of record, or the address of record has been changed by telephone within the preceding 15 days, each signature must be guaranteed in writing by either a commercial bank that is a member of the FDIC, a trust company, a credit union, a savings association, a member firm of a national securities exchange or other eligible guarantor institution.

Internet
www.firstarfunds.com

[GRAPHIC]

Use Firstar Funds Direct to redeem up to $25,000. Call 1-800-677-FUND to authorize this service.

Automatically (Retail A and Retail B Shares only)

[GRAPHIC]

Call 1-800-677-FUND for a Systematic Withdrawal Plan application ($5,000 account minimum and $50 minimum per transaction).

Guarantees must be signed by an eligible guarantor institution and "Signature Guaranteed" must appear with the signature.

 The Fund may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees and guardians. A redemption request will not be deemed to be properly received until the transfer agent receives all required documents in proper form as specified above.

 Purchases of additional Retail A Shares concurrently with withdrawals could be disadvantageous because of the sales charge involved in the additional purchases.


Additional Transaction Information

Telephone Requests
In order to arrange for telephone redemptions after you have opened your account or to change the bank or account designated to receive redemption proceeds, send a written request to Firstar Mutual Fund Services, LLC ("FMFS") or contact your shareholder organization. Each Shareholder of the account must sign the request. The Fund may request further documentation from corporations, executors, administrators, trustees and guardians.

18 .............................................................................

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The Fund reserves the right to refuse a telephone redemption if they believe it is advisable to do so. Procedures for redeeming shares by telephone may be modified or terminated by the Fund at any time upon notice to Shareholders.

During periods of substantial economic or market change, telephone redemptions may be difficult to implement. If a Shareholder is unable to contact the transfer agent by telephone, shares may also be redeemed by delivering the redemption request to the transfer agent.

In an effort to prevent unauthorized or fraudulent purchase and redemption requests by telephone, Firstar employs reasonable procedures to confirm that such instructions are genuine. Among the procedures used to determine authenticity, investors electing to transact by telephone will be required to provide their account number (unless opening a new account). All telephone transactions will be recorded and confirmed in writing. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. Firstar Funds may implement other procedures from time to time. If reasonable procedures are not implemented, Firstar Funds may be liable for any loss due to unauthorized or fraudulent transactions. In all other cases, the Shareholder is liable for any loss for unauthorized transactions.

Certificates

Certificates are only issued upon Shareholder request. If certificates have been issued, the transfer agent must receive the certificates, properly endorsed or accompanied by a properly executed stock power and accompanied by signature guarantees, prior to a redemption request.

Additional Redemption Information

The Fund will make payment for redeemed shares typically within one or two business days, but no later than the seventh day after receipt by the transfer agent of a request in proper form as specified above, except as provided by SEC rules. However, if any portion of the shares to be redeemed represents an investment made by check, the Fund will delay the payment of the redemption proceeds until the transfer agent is reasonably satisfied that the check has been collected, which may take up to twelve days from the purchase date. An investor must have filed a purchase application before any redemption requests can be paid.

Accounts Below The Minimum Balance

If your account falls below $1,000, other than due to market fluctuations, the Fund may redeem your account. The Fund will impose no charge and will give you sixty days written notice and an opportunity to raise the account balance prior to any redemption. The Fund, in certain cases, may make payment for redemption in securities. Investors would bear any brokerage or other transaction costs incurred in converting the securities so received to cash. See the Additional Statement for more information on involuntary redemptions.

Exchanging Shares

Generally, any share class of the Fund is exchangeable for the same share class of another Firstar Fund, provided you are eligible to purchase that share class or Fund. Listed below are permitted exchanges between different share classes of the Fund.

 .Retail B Shares of the Fund may be exchanged for Retail A Shares of a Money Market Fund offered by Firstar Funds. However, such shares may not then be exchanged for Retail A Shares of a Non-Money Market Fund.

 .Y Shares of the Fund are exchangeable for Institutional Shares of a Money Market Fund offered by Firstar Funds.

Unless you qualify for a sales charge exemption, an initial sales charge will be imposed on the exchange if the shares of the Fund being acquired have an initial sales charge and the shares being redeemed were purchased without a sales charge. Retail B Shares acquired in an exchange and Retail A Shares of a Money Market

 ............................................................................. 19

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Fund acquired in an exchange for Retail B Shares will be subject to a contingent deferred sales charge upon redemption in accordance with this Prospectus. For purposes of computing the contingent deferred sales charge, the length of time of ownership will be measured from the date of the original purchase of Retail B Shares.

Telephone exchange privileges automatically apply to each Shareholder of record unless the transfer agent receives written instructions canceling the privilege.

Firstar Funds reserves the right to terminate the exchange privilege of any party who requests more than four exchanges within a calendar year. Firstar Funds may do so with prior notice based on a consideration of both the number of exchanges and the time period over which those exchange requests have been made, together with the level of expense to the Fund or other adverse effects which may result from the additional exchange requests.

For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, an investor may realize a capital gain or loss. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences of a particular exchange. No exchange fee is currently imposed by Firstar Funds on exchanges, however, Firstar Funds reserves the right to impose a charge in the future. In addition, shareholder organizations may charge a fee for providing administrative or other services in connection with exchanges. The Fund reserves the right to reject any exchange request with prior notice to a Shareholder and the exchange privilege may be modified or terminated at any time. At least sixty days' notice will be given to Shareholders of any material modification or termination except where notice is not required under SEC regulations. Also keep in mind:

 .exchanges are available only in states where exchanges may be legally made;

 .the minimum amount which may be exchanged is $1,000;

 .if any portion of the shares to be exchanged represents an investment made by check, the Fund will delay the acquisition of new shares in an exchange until the transfer agent is reasonably satisfied that the check has been collected, which may take up to twelve days from the purchase date; and

 .it may be difficult to make telephone exchanges in times of drastic economic or market changes. If this happens, you may initiate transactions in your Fund accounts by mail or as otherwise described in this Prospectus.

ADDITIONAL SHAREHOLDER SERVICES

[GRAPHIC]

Shareholder Reports
Shareholders will be provided with a report showing portfolio investments and other information at least semi-annually; and after the close of the Fund's fiscal year with an annual report containing audited financial statements. To eliminate unnecessary duplication, only one copy of Shareholder reports will be sent to Shareholders with the same mailing address. Shareholders may request duplicate copies free of charge.

Account statements will be mailed quarterly and after each purchase or redemption of shares, excluding the reinvestment of dividends. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. Generally, the Fund does not send statements for funds held in brokerage, retirement or other similar accounts.

[GRAPHIC]

Firstar Funds Website (www.firstarfunds.com)

The site offers educational information and interactive financial planning tools as well as product-specific information.

Generally, Shareholders can request purchases, exchanges and redemptions of the Fund's shares online via the Internet after an account is opened. Redemption requests of up to $25,000 will be accepted through the Internet. Payment for shares purchased online must be made by electronic funds transfer from your banking institution. To authorize this service, call FMFS at 1-800-677-FUND.

20 .............................................................................

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Firstar Funds and their agents will not be responsible for any losses resulting from unauthorized on-line transactions when procedures are followed that are designed to confirm that the on-line transaction request is genuine. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. During periods of significant economic or market change, it may be difficult to reach the Fund on-line. If this happens, you may initiate transactions in your Fund accounts by mail or as otherwise described in this Prospectus.

Automated Teleresponse Service

Shareholders using a touch-tone(R) telephone can access information on the Fund twenty-four hours a day, seven days a week. When calling FMFS at 1-800-677-FUND, Shareholders may choose to use the automated information feature or, during regular business hours (8:00 a.m. to 7:00 p.m. Central time, Monday through Friday), speak with a Firstar Funds representative.

Retirement Plans

The Fund offers individual retirement accounts including Traditional, Roth, SIMPLE and SEP IRAs. A description of these Retirement Accounts may be found in the Additional Statement for the Fund. For details concerning Retirement Accounts (including service fees), please call FMFS at 1-800-677-FUND.

--------------------------------------------------------------------------------
Additional Information
Dividends, Capital Gains Distributions and Taxes

Reinvested dividends and distributions receive the same tax treatment as those paid in cash.

Dividends and Capital Gains Distributions

Dividends from the net investment income of the Fund are declared and paid annually. Any capital gains are distributed annually. A Shareholder's dividends and capital gains distributions will be reinvested automatically in additional shares unless the Fund is notified that the Shareholder elects to receive distributions in cash.

If a Shareholder has elected to receive dividends and/or capital gain distributions in cash and the postal or other delivery service is unable to deliver checks to the Shareholder's address of record, such Shareholder's distribution option will automatically be converted to having all dividend and other distributions reinvested in additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Federal Taxes

The Fund contemplates declaring as dividends each year all, or substantially all, of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of the Fund will be taxable to you as long-term capital gain, regardless of how long you have held your Shares. Other Fund distributions will generally be taxable as ordinary income. (However, if the Fund's distributions exceed its net income and gain--as may be the case because REIT distributions often include a non-taxable return of capital--that excess will generally result in a non-taxable return of capital to you.) You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional Shares. You will be notified annually of the tax status of distributions to you.

You should note that if you purchase Shares just prior to a capital gain distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be subject to income tax on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the Shares and the
 ............................................................................. 21


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amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held Shares.) Any loss realized on Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the Shares. Additionally, any loss realized on a sale or redemption of shares of the Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, Shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

The Fund's dividends that are paid to its corporate Shareholders and are attributable to qualifying dividends the Fund receives from U.S. domestic corporations may be eligible, in the hands of the corporate Shareholders, for the corporate dividends-received deduction, subject to certain holding period requirements and debt financing limitations.

REITs often do not provide complete tax information to the Fund until after calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission to extend the deadline for issuance of Form 1099-DIV beyond January 31.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

State and Local Taxes

Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of the Fund's distributions, if any, that are attributable to interest on Federal securities or interest on securities of the particular state or localities within the state. Shareholders should consult their tax advisers regarding the tax status of distributions in their state and locality.

Management of the Fund

Advisory Services

FIRMCO, a Wisconsin limited liability company (the "Adviser") and wholly-owned subsidiary of Firstar Corporation, a bank holding company, serves as investment adviser to the Fund. FIRMCO, with principal offices at Firstar Center, 777 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, has provided investment advisory services since 1986. FIRMCO currently has $28 billion in assets under management.

On October 4, 2000, Firstar Corporation, the parent company of FIRMCO and a bank holding company, announced that it had entered into an agreement to merge with U.S. Bancorp, another bank holding company. The merger was consummated on February 27, 2001 and the merged bank holding companies assumed the U.S. Bancorp name.

U.S. Bancorp, as successor to Firstar Corporation, has agreed to permit the Company to use the name "Firstar Funds" and expansions thereof on a non-exclusive and royalty-free basis in connection with mutual fund management and distribution services within the United States, its territories and possessions. This agreement may be terminated by U.S. Bancorp under specified circumstances, including if no affiliate of U.S. Bancorp is serving as investment adviser for any portfolio offered by the Company.

22 .............................................................................

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Subject to the general supervision of the Board of Directors and in accordance with the respective investment objective and policies of the Fund, the Adviser manages the Fund's portfolio securities and maintains records relating to such purchases and sales.

The Adviser is authorized to allocate purchase and sale orders for portfolio securities to shareholder organizations, including, in the case of agency transactions, shareholder organizations which are affiliated with the Adviser, to take into account the sale of fund shares if the Adviser believes that the quality of the transaction and the amount of the commission are comparable to what they would be with other qualified brokerage firms.

Prior to December 11, 2000, the Select REIT-Plus Fund was managed by Firstar Bank, N.A. Firstar Bank, N.A. was solely owned by StarBanc Corporation until November 20, 1998, when StarBanc Corporation merged with Firstar Corporation. The new entity retained the "Firstar" name. U.S. Bancorp is now the parent company of Firstar Bank, N.A. and of FIRMCO. Firstar Bank, N.A. was known as Star Bank, N.A. prior to the merger.

For the fiscal year ended March 31, 2000, the Predecessor Select REIT-Plus Fund paid its former investment adviser, Firstar Bank, N.A., advisory fees at the rate of 0.69% of average daily net assets.

Fund Managers

A portfolio management team of persons associated with FIRMCO manages the REIT Fund.

Administrative Services

FMFS, an affiliate of the Adviser, serves as the Fund's Administrator and receives fees for those services.

Custodian, Transfer and Dividend Disbursing Agent and Accounting Services Agent FMFS also provides transfer agency, dividend disbursing agency and accounting services for the Fund and receives fees for these services. Inquiries to the transfer agent may be sent to: Firstar Mutual Fund Services, LLC, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011. Firstar Bank, N.A., an affiliate of the Adviser, provides custodial services for the Fund and receives fees for those services.

Net Asset Value and Days of Operation

The price of the Retail A, Retail B, Y and Institutional Shares (each, a "class") is based on net asset value per share, plus, in the case of Retail A Shares, a front-end sales charge, if applicable. This amount is calculated separately for each class of shares by dividing the value of all securities and other assets attributable to the class, less the liabilities attributable to that class, by the number of outstanding shares of that class. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after the order is accepted.

Net asset value for purposes of pricing purchase and redemption orders is determined as of the close of regular trading hours on the New York Stock Exchange (the "Exchange"), normally, 3:00 p.m. Central time, on each day the Exchange is open for trading. Shares of the Fund are not priced on days when the Exchange is closed. For a complete list of days the Exchange is closed, please see the Additional Statement.

The Fund's investments are valued based on market quotations, except that restricted securities and securities for which market quotations are not readily available and other assets are valued at fair value by the Adviser under the supervision of the Board of Directors. Short-term investments having a maturity of 60 days or less are valued at amortized cost, unless the amortized cost does not approximate market value.

 ............................................................................. 23

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Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. In such an event, the fair value of those securities will be determined through the consideration of other factors by or under the direction of the Board of Directors. The Fund's foreign securities may trade on weekends or other days when the Fund does not price its shares. Accordingly, the net asset value per share of the Fund may change on days when Shareholders will not be able to purchase or redeem the Fund's shares.

The Fund's securities may be valued based on valuations provided by an independent pricing service. The Adviser reviews these valuations. If the Adviser believes that a valuation received from the service does not represent a fair value, it values the security by a method that the Board of Directors believes will determine a fair value. Any pricing service used may employ electronic data processing techniques, including a "matrix" system, to determine valuations.

24 .............................................................................

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Appendix

Financial Highlights

The financial highlights tables set forth on the following pages are based on the financial history of the Predecessor Select Fund. The financial highlights tables are intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions).

This information has been audited by McCurdy & Associates, CPAs, independent auditors for the Predecessor Select Fund, whose reports, along with the Fund's financial statements, are included in the Predecessor Select Fund's Annual Report and incorporated by reference into the Additional Statement, all of which are available upon request. The financial statements for the six-month period ended September 30, 2000 are unaudited and are contained in the Predecessor Select Fund's Semi-Annual Report. These unaudited financial statements are also incorporated by reference into the Additional Statement.

Contact FMFS for a free copy of the Annual and Semi-Annual Reports or
Additional Statement.
 ............................................................................. 25


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Institutional Shares


                                    Income from Investment Activities             Less Distributions
                                   ------------------------------------ --------------------------------------
                                                                                   Distributions
                          Net                  Net Realized             Dividends    from Net
                      Asset Value,    Net     and Unrealized Total from  from Net    Realized
                       Beginning   Investment  Gain (Loss)   Investment Investment   Gains on        Total
                       of Period     Income   on Securities  Operations   Income    Investments  Distributions
--------------------------------------------------------------------------------------------------------------
Six Months Ended
 September 30, 2000
 (unaudited)             $ 7.75      $0.22        $ 1.27       $ 1.49     $(0.22)     $   -         $(0.22)
--------------------------------------------------------------------------------------------------------------
Year Ended March 31,
 2000                      7.96       0.53         (0.21)        0.32      (0.53)         -          (0.53)
--------------------------------------------------------------------------------------------------------------
Year Ended March 31,
 1999                     10.59       0.40         (2.55)       (2.15)     (0.40)      (0.08)        (0.48)
--------------------------------------------------------------------------------------------------------------
Period Ended March
 31, 1998/1/              10.00       0.35          0.86         1.21      (0.35)      (0.27)        (0.62)
--------------------------------------------------------------------------------------------------------------

1  For the period June 24, 1997 (commencement of operations) to March
   31, 1998.

2  Annualized.

Retail B Shares

                                    Income from Investment Activities             Less Distributions
                                   ------------------------------------ --------------------------------------
                                                                                   Distributions
                          Net                  Net Realized             Dividends    from Net
                      Asset Value,    Net     and Unrealized Total from  from Net    Realized
                       Beginning   Investment  Gain (Loss)   Investment Investment   Gains on        Total
                       of Period     Income   on Securities  Operations   Income    Investments  Distributions
--------------------------------------------------------------------------------------------------------------
Six Months Ended
 September 30, 2000
 (unaudited)             $ 7.77      $0.21        $ 1.27       $ 1.48     $(0.21)     $   -         $(0.21)
--------------------------------------------------------------------------------------------------------------
Year Ended March 31,
 2000                      7.99       0.53         (0.22)        0.31      (0.53)         -          (0.53)
--------------------------------------------------------------------------------------------------------------
Year Ended March 31,
 1999                     10.59       0.40         (2.54)       (2.14)     (0.38)      (0.08)        (0.46)
--------------------------------------------------------------------------------------------------------------

1  Not annualized.

26 .............................................................................

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
                                                    Supplemental Data and Ratios
                             ----------------------------------------------------------------------------
                                                                                  Ratio of Net
                                                        Ratio of    Ratio of Net   Investment
                             Net Assets,  Ratio of    Expenses to    Investment    Income to
     Net Asset                 End of     Expenses    Average Net    Income to    Average Net
     Value, End    Total       Period    to Average  Assets (After    Average    Assets (After  Portfolio
     of Period     Return      (000s)    Net Assets  Reimbursement)  Net Assets  Reimbursement) Turnover
----------------------------------------------------------------------------------------------------------

         $ 9.02    19.20%      $37,121     1.55%/2/      1.55%/2/      5.07%/2/      5.07%/2/    14.65%
----------------------------------------------------------------------------------------------------------
           7.75     4.22%       28,813     1.61%         1.61%         6.53%         6.53%       18.57%
----------------------------------------------------------------------------------------------------------
           7.96   (20.59)%      30,566     1.47%         1.47%         4.35%         4.35%       45.48%
----------------------------------------------------------------------------------------------------------

          10.59    14.96%/2/    43,981     1.52%/2/      1.52%/2/      4.29%/2/      4.29%/2/    29.50%/2/
----------------------------------------------------------------------------------------------------------



                                                    Supplemental Data and Ratios
                             ---------------------------------------------------------------------------
                                                                                 Ratio of Net
                                                       Ratio of    Ratio of Net   Investment
                             Net Assets,  Ratio of   Expenses to    Investment    Income to
     Net Asset                 End of     Expenses   Average Net    Income to    Average Net
     Value, End    Total       Period    to Average Assets (After    Average    Assets (After  Portfolio
     of Period     Return      (000s)    Net Assets Reimbursement)  Net Assets  Reimbursement) Turnover
---------------------------------------------------------------------------------------------------------

          $9.04    19.16%/1/    $104       19.71%       1.55%        (13.12)%       4.94%       14.65%/1/
---------------------------------------------------------------------------------------------------------
           7.77     3.97%         90       21.55%       1.60%        (12.11)%       7.84%       18.57%
---------------------------------------------------------------------------------------------------------
           7.99   (20.65)%        91       13.38%       1.45%         (7.53)%       4.39%       45.48%
---------------------------------------------------------------------------------------------------------

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No person has been authorized to give any information or to make any representations not contained in this Prospectus, or in the Fund's Additional Statement incorporated herein by reference, in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Fund or its Distributor. This Prospectus does not constitute an offering by the Fund or by its Distributor in any jurisdiction in which such offering may not lawfully be made.

28 .............................................................................

For More Information

Annual/Semi-Annual Reports

Additional information about the Fund's performance and investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

Statement of Additional Information

Additional information about the Fund and its policies is also available in the Fund's Statement of Additional Information ("Additional Statement"). The Additional Statement is incorporated by reference into this Prospectus (and is legally considered part of this Prospectus).

The Fund's annual and semi-annual reports and the Additional Statement are available free upon request by calling Firstar Funds at 1-800-677-FUND.

To obtain other information and for shareholder inquiries:

By telephone - call 1-800-677-FUND

By mail - Firstar Funds
          615 East Michigan Street
          P.O. Box 3011
          Milwaukee,Wisconsin 53201-3011

By e-mail - firstarfunds@firstar.com

On the Internet - Text only version of the Fund's documents are located online and may be downloaded from: http://www.sec.gov

You may review and obtain copies of Fund documents by visiting the SEC's Public Reference Room in Washington, D.C. You may also obtain copies of Fund documents by paying a duplicating fee and sending an electronic request at the following e-mail address at: publicinfo@sec.gov, or by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, D.C. 20549-0102. Information on the operation of the public reference room may be obtained by calling the SEC at 1-202-942-8090.

The Fund's Investment Company Act File Number is 811-5380.

www.firstarfunds.com                                     [LOGO OF FIRSTAR FUNDS]

                                                                         REIT-01